EXHIBIT 32: Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Alliance Bankshares Corporation, respectively, certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial position and results of operations of Alliance Bankshares Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

April 17, 2012	/s/ William E. Doyle, Jr.
Date	William E. Doyle, Jr.
President & Chief Executive Officer
(principal executive officer)

April 17, 2012	/s/ Jean S. Houpert
Date	Jean S. Houpert
Executive Vice President & Chief Financial Officer
(principal financial and accounting officer)